UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2025

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, One Central Plaza, Dame Street, Dublin 2, Co. Dublin, D02 K7K5, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive twenty (20) Ordinary Shares of Amarin Corporation plc	AMRN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amarin Corporation plc (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend its Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission on April 7, 2025 (the “Original 8-K”) for the sole purpose of supplementing Item 5.02 of the Original 8-K to include additional disclosure regarding Board of Directors (the “Board”) committee assignments. No other revisions have been made to the Original 8-K, and other than as mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosures contained in the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original 8-K, the Board appointed Michael Torok (“Mr. Torok”) as a new non-employee director of the Company, effective on April 4, 2025. The Board appointed Mr. Torok to serve as a member of the Remuneration Committee effective July 1, 2025.

As a result of shareholders’ failure to renew the pre-emption disapplication that would have allowed the board of directors to allot approximately 10% of the existing issued share capital of the Company without such allotment being subject to statutory pre-emption rights and the resulting inability to make equity grants to non-employee directors under the Company’s existing non-employee director compensation policy, in addition to the customary cash retainer, Mr. Torok will receive a restricted cash award of $175,000 in lieu of the annual equity award he would otherwise have received in 2025 as a new director, which award will vest and be payable on the date of the 2026 Annual Meeting of Shareholders subject to his continued board service through such date. In addition, assuming a waiver of the pre-emptive rights is approved at the 2026 Annual Meeting of Shareholders, Mr. Torok will also receive an initial equity award with a grant date fair value of $262,500, split 75% options and 25% restricted stock units, vesting over three years measured from his original board start date. In the event Mr. Torok’s board service terminates for any reason prior to the grant of the initial equity award (other than on account of an involuntary termination for “cause”), any portion of the award that would have been vested based on his board service through the date of termination will be settled in cash.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	Amarin Corporation plc

	By:	/s/ Aaron Berg
Aaron Berg
President and Chief Executive Officer